UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 17, 2017
AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive Latham, New York 12110
(Address of Principal Executive Offices) (Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of AngioDynamics, Inc. (“AngioDynamics”) was held on October 17, 2017.

(b)	Shareholders voted on the matters set forth below.

1.
The nominees for election to the Board of Directors were elected, each as a Class II director to serve until the 2020 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes
Eileen O. Auen	30,581,280	492,986	2,217,882
James C. Clemmer	30,500,873	573,393	2,217,882
Howard W. Donnelly	30,451,097	623,169	2,217,882
Jan Stern Reed	30,581,348	492,918	2,217,882

2.
The proposal to ratify the appointment of Deloitte & Touche LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2018 was approved based upon the following votes:

Votes for approval	33,069,290
Votes against	29,597
Abstentions	193,261
There were no broker non-votes for this item.

3.	The proposal to approve, on an advisory basis, AngioDynamics’ executive compensation of its named executive officers was approved based upon the following votes:

Votes for approval	30,253,432
Votes against	720,710
Abstentions	100,124
Broker non vtes	2,217,882

4.	The proposal on the frequency of future advisory votes on executive compensation received the following votes:

For 3 Years	7,156,014
For 2 Years	14,153
For 1 Year	23,804,430
Abstentions	99,669
Broker-Non Votes	2,217,882
See Item 5.07(d) below.

(c)	Not applicable.

(d)	Based upon the results set forth in item (b) (4) above, the Board of Directors has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: October 20, 2017	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and
General Counsel